EXHIBIT 23b

CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to incorporation by reference in the registration statement (No. 333-46920) on Form S-8 of Abrams Industries, Inc. (the “Company”) of our report dated June 4, 1999, relating to the consolidated statements of operations, shareholders’ equity, and cash flows for the year ended April 30, 1999, and all related schedules, which report appears in the April 30, 2001 annual report on Form 10-K of the Company.

/s/ KPMG LLP

Atlanta, Georgia

July 2, 2001